Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP REPORTS THIRD QUARTER 2015 RESULTS

CHATTANOOGA, Tenn. (October 29, 2015) -- The Dixie Group, Inc. (NASDAQ:DXYN) today reported financial results for the third quarter ended September 26, 2015. For the quarter, the Company had sales of $108,908,000 and income from continuing operations of $84,000, or $0.01 per diluted share, compared with sales of $109,006,000 and a loss from continuing operations of $8,000, or $0.00 per diluted share for the third quarter of 2014. Income from continuing operations, excluding facility consolidation and asset impairment expenses, tax affected, was $465,000 (non-GAAP adjusted income from continuing operations, as set forth herein), or $0.03 per diluted share for the period. The Company had $614,000 in facility consolidation expenses during the period as it implements its previously announced plans to expand capacity, focus operations, and consolidate its corporate offices.

Commenting on the results, Daniel K. Frierson, chairman and chief executive officer, said, “Sales in the third quarter started off strong, but moderated throughout the period, similar to what we experienced in the second quarter of this year. Our sales of $108.9 million were flat with the same quarter last year. Sales for residential products declined 1.5% versus the same period a year ago while the industry, we believe, declined in the low single digits. Sales of residential products started stronger in July, but slowed down during the quarter relative to our performance a year ago. We anticipate the residential remodeling market to have modest growth for the remainder of the year. The increase in commercial product sales was 4.5% comparative to the same period last year, as compared to industry growth, we estimate, in the very low single digits. Both our Masland Contract and Atlas Carpet Mills commercial brands had sales increases during the quarter. We continue to see a healthy commercial market throughout 2015.

“For the quarter, gross profit was 25.0% of net sales as compared to 24.4% for the third quarter of the prior year and 26.7% for the second quarter of 2015. Gross profit improved relative to a year ago as a result of improved operations and a reduction in acquisition related expenses. Relative to the second quarter of 2015, however, margins were lower due to lower sales, an unfavorable product mix primarily in our residential business, continued quality expenses from production made during the consolidation and a favorable adjustment in the prior quarter related to acquisition-related contingent payments. Operationally, we did not perform in the third quarter as well as expected due to continued higher quality expenses and lower production volumes. Our production levels were over 6% lower in the third quarter than in the second quarter of 2015. Facility consolidation expenses, both for our manufacturing facility realignment and for our corporate office consolidation, were $614 thousand during the quarter. Our projected remaining expenses to complete all of our consolidation plans is $1.2 million and should be complete by the end of the first quarter of 2016. More detail is provided at the end of the press release.

“Operating income was $1.3 million for the quarter as compared to $832 thousand for the third quarter of 2014. Selling and administrative costs were 23.2% of net sales for the quarter as compared to 21.8% for the same quarter of 2014. We have higher sampling costs in both our residential and commercial businesses this year. The planned launch of new products for Atlas Carpet Mills was delayed in 2014, so we have a very robust line of new products being introduced in 2015. In addition, our residential business has an unusually high sample expense due to several additional national product launches in 2015. We anticipate our new product sampling expenses will be lower in 2016, thus moderating our selling and administrative costs as a percent of sales in 2016.

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The Dixie Group Reports Third Quarter 2015 Results

October 29, 2015

“Current assets decreased $1.3 million during the quarter, primarily due to a reduction in prepaid expenses. Inventory and trade receivables were flat. Current liabilities decreased $971 thousand during the quarter. Capital equipment acquisitions, including those funded by cash and financings, were $1.8 million for the quarter. Depreciation and amortization for the period was $3.7 million. We anticipate capital expenditures for 2015 of approximately $13 million and depreciation and amortization of approximately $14.5 million. We had a slight tax benefit as we trued up our rate for the year. We ended the quarter with $131.2 million in debt.

“Sales in the third quarter started off strong in July, but slowed throughout the period, similar to what happened in the second quarter of this year. Further, we are continuing to see operational improvements; however, given the slower growth environment than previously expected, we are putting more emphasis on operational improvements and on moderating our investment in growth. In addition, even though we have continued to suffer from quality control issues that arose during the restructuring, we believe that they will continue to diminish as we move forward. We are continuing to see improvements as our operations return to the historical quality levels we had before the restructuring. We are intent on increasing profitability through improved operations and tighter cost controls as we complete the ongoing restructuring,” Frierson concluded.

A listen-only Internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's website at www.thedixiegroup.com. The simulcast will begin at approximately 10:00 a.m. Eastern Time on October 29, 2015. A replay will be available approximately two hours later and will continue for approximately 30 days. If Internet access is unavailable, a listen-only telephonic conference will be available by dialing (719) 325-2448 and entering 984427 at least 10 minutes before the appointed time. A seven-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 984427 when prompted for the access code.

The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Atlas Carpet Mills, Masland Contract, Masland Hospitality and Avant brands.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management and the Company at the time of such statements and are not guarantees of performance. Forward-looking statements are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company's results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, integration of acquisitions and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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The Dixie Group Reports Third Quarter 2015 Results

October 29, 2015

THE DIXIE GROUP, INC.
Consolidated Condensed Statements of Operations
(unaudited; in thousands, except earnings per share)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
NET SALES	$108,908	$109,006	$314,721	$302,014
Cost of sales	81,643	82,407	234,811	230,643
GROSS PROFIT	27,265	26,599	79,910	71,371
Selling and administrative expenses	25,267	23,801	76,215	68,179
Other operating expense, net	131	230	684	601
Facility consolidation expenses	614	1,632	2,264	2,654
Impairment of assets	—	104	—	759
OPERATING INCOME (LOSS)	1,253	832	747	(822)
Interest expense	1,203	991	3,603	3,161
Other (income) expense, net	4	(23)	45	(60)
Gain on purchase of business	—	(173)	—	(11,110)
Income (loss) from continuing operations before taxes	46	37	(2,901)	7,187
Income tax provision (benefit)	(38)	45	(1,121)	2,884
Income (loss) from continuing operations	84	(8)	(1,780)	4,303
Loss from discontinued operations, net of tax	(18)	(177)	(118)	(505)
NET INCOME (LOSS)	$66	$(185)	$(1,898)	$3,798

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.01	$—	$(0.11)	$0.29
Discontinued operations	—	(0.01)	(0.01)	(0.04)
Net income (loss)	$0.01	$(0.01)	$(0.12)	$0.25

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.01	$—	$(0.11)	$0.29
Discontinued operations	—	(0.01)	(0.01)	(0.04)
Net income (loss)	$0.01	$(0.01)	$(0.12)	$0.25

Weighted-average shares outstanding:
Basic	15,573	15,394	15,518	14,040
Diluted	15,666	15,394	15,518	14,216

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The Dixie Group Reports Third Quarter 2015 Results

October 29, 2015

THE DIXIE GROUP, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	September 26, 2015	December 27, 2014
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$179	$394
Receivables, net	53,808	50,524
Inventories	114,856	104,207
Other	18,481	18,692
Total Current Assets	187,324	173,817

Property, Plant and Equipment, Net	102,069	102,489
Goodwill and Other Intangibles	6,537	6,767
Other Assets	16,457	17,807
TOTAL ASSETS	$312,387	$300,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$62,375	$51,415
Current portion of long-term debt	9,337	9,078
Total Current Liabilities	71,712	60,493

Long-Term Debt	121,844	118,210
Deferred Income Taxes	8,166	9,376
Other Liabilities	19,933	19,824
Stockholders' Equity	90,732	92,977
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$312,387	$300,880

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The Dixie Group Reports Third Quarter 2015 Results

October 29, 2015

Use of Non-GAAP Financial Information:
(in thousands)

The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. In considering our supplemental financial measures, investors should bear in mind that other companies that report or describe similarly titled financial measures may calculate them differently. Accordingly, investors should exercise appropriate caution in comparing our supplemental financial measures to similarly titled financial measures report by other companies.

Non-GAAP Summary
	Three Months Ended
Non-GAAP Gross Profit	September 26, 2015	September 27, 2014
Net Sales	$108,908	$109,006

Gross Profit	$27,265	$26,599
Plus: Amortization of Acquisition Inventory Step-up	—	196
Non-GAAP Adjusted Gross Profit (Note 1)	$27,265	$26,795

Gross Profit as % of Net Sales	25.0%	24.4%
Non-GAAP Adjusted Gross Profit % of Net Sales	25.0%	24.6%

The Company defines Adjusted Gross Profit as Gross Profit plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus one-time items so defined. (Note 1)

	Three Months Ended
Non-GAAP Adjusted Selling and Administrative Expenses	September 26, 2015	September 27, 2014
Net Sales	$108,908	$109,006

Selling and Administrative Expenses	$25,267	$23,801
Less: Mfg. Integration Expense	—	(555)
Less: Acquisition Expense	—	(93)
Non-GAAP Adjusted Selling and Administrative Expenses (Note 2)	$25,267	$23,153

Selling and Administrative Expenses as % of Net Sales	23.2%	21.8%
Non-GAAP Adjusted Selling and Administrative Expenses as % of Net Sales	23.2%	21.2%

The Company defines Adjusted Selling and Administrative Expenses as Selling and Administrative Expenses less manufacturing integration expenses and direct acquisition expenses included in Selling and Administrative Expenses, less one-time items so defined. (Note 2)

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The Dixie Group Reports Third Quarter 2015 Results

October 29, 2015

Non-GAAP Summary
	Three Months Ended
Non-GAAP Operating Income (Loss)	September 26, 2015	September 27, 2014
Net Sales	$108,908	$109,006

Operating Income (Loss)	$1,253	$832
Plus: Mfg. Integration Expense	—	555
Plus: Facility Consolidation Expense	614	1,632
Plus: Amortization of Acquisition Inventory Step-up	—	196
Plus: Acquisition Expense	—	93
Plus: Impairment of Assets	—	104
Non-GAAP Adjusted Operating Income (Loss) (Note 3)	$1,867	$3,412

Operating Income (Loss) as % of Net Sales	1.2%	0.8%
Adjusted Operating Income (Loss) as a % of Net Sales	1.7%	3.1%

The Company defines Adjusted Operating Income (Loss) as Operating Income (Loss) plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus facility consolidation and severance expenses, plus direct acquisition expenses, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 3)

	Three Months Ended
Non-GAAP Income (Loss) From Continuing Operations	September 26, 2015	September 27, 2014
Net Income (Loss) as Reported	$66	$(185)
Less: Loss from Discontinued Operations, Net of Tax	(18)	(177)
Income (Loss) from Continuing Operations	84	(8)
Plus: Mfg. Integration Expense	—	555
Plus: Facility Consolidation Expense	614	1,632
Plus: Amortization of Acquisition Inventory Step-up	—	196
Plus: Acquisition Expense	—	93
Less: Gain on Purchase of Business	—	(173)
Plus: Impairment of Assets	—	104
Plus: Tax Effect of Above	(233)	(914)
Non-GAAP Adjusted Income (Loss) From Continuing Operations (Note 4)	$465	$1,485

Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations	$0.03	$0.10
Weighted-Average Diluted Shares Outstanding	15,666	15,394

The Company defines Adjusted Income (Loss) from Continuing Operations as Net Income (Loss) less loss from discontinued operations, net of tax, plus manufacturing integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus amortization of acquisition inventory step-up, plus direct acquisition expenses, less gain on purchase of business, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 4)

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The Dixie Group Reports Third Quarter 2015 Results

October 29, 2015

Non-GAAP Summary
	Three Months Ended
Non-GAAP EBIT and EBITDA	September 26, 2015	September 27, 2014
Net Income (Loss) as Reported	$66	$(185)
Less: Loss from Discontinued Operations, Net of Tax	(18)	(177)
Plus: Taxes	(38)	45
Plus: Interest	1,203	991
Non-GAAP Adjusted EBIT (Note 5)	1,249	1,028
Plus: Depreciation and Amortization	3,652	3,330
EBITDA	4,901	4,358
Plus: Mfg. Integration Expense	—	555
Plus: Facility Consolidation Expense	614	1,632
Plus: Amortization of Acquisition Inventory Step-up	—	196
Plus: Acquisition Expense	—	93
Less: Gain on Purchase of Business	—	(173)
Plus: Impairment of Assets	—	104
Non-GAAP Adjusted EBITDA (Note 5)	$5,515	$6,765

Non-GAAP Adjusted EBITDA as % of Net Sales	5.1%	6.2%

The Company defines Adjusted EBIT as Net Income (Loss) less loss from discontinued operations, plus taxes and plus interest. The Company defines Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization, plus manufacturing in integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus amortization of acquisition inventory step-up, plus direct acquisition expenses, less gain on purchase of business, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 5)

	Three Months Ended
Non-GAAP Free Cash Flow	September 26, 2015	September 27, 2014
Non-GAAP Adjusted EBIT	$1,249	$1,028
Times: 1 - Tax Rate = EBIAT	774	638
Plus: Depreciation and amortization	3,652	3,330
Plus: Non-cash impairment of assets	—	104
Minus: Net change in working capital	(331)	7,499
Non-GAAP Cash from Operations	4,757	(3,427)
Minus: Capital expenditures	1,758	6,972
Minus: Business/Capital acquisitions	—	2,615
Non-GAAP Free Cash Flow (Note 6)	$2,999	$(13,014)

The Company defines Free Cash Flow as Non-GAAP Adjusted EBIT plus interest plus depreciation and amortization, plus non-cash impairment of assets and goodwill, minus the net change in working capital minus the tax shield on interest, minus capital expenditures, minus business/capital acquisitions. The change in net working capital is the change in current assets less current liabilities between periods. (Note 6)

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The Dixie Group Reports Third Quarter 2015 Results

October 29, 2015

Facility Consolidation Plan Summary
	Q1 2015	Q2 2015	Q3 2015	Q4 2015 Est.	2016 Est.
Warehousing, Distribution & Manufacturing Consolidation Plan	$605	$840	$341	$291	$451
Atlas Integration Plan	170	35	(3)	—	—
Corporate Office Consolidation Plan	—	—	276	440	—
Total Facility Consolidation Expense	$775	$875	$614	$731	$451

Further non-GAAP reconciliation data are available at www.thedixiegroup.com under the Investor Relations section.

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